Alternative Energy Sources, Inc.™

Exhibit 99.1

Investor Presentation

3. Rohstoffmess Stuttgart

Invest 2007

March 16th – 18th

Alternative Energy Sources, Inc.

Safe Harbor Statement

- This presentation includes statements regarding Alternative Energy Source, Inc.'s plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
- Although forward-looking statements in this presentation reflect the good faith judgment of management, these statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation.
- We assume no obligation to update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this presentation, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Alternative Energy Sources, Inc.™

Company Overview

- Alternative Energy Sources, Inc. (AENS) is a C-Corporation established June 19, 2006 and headquartered in Kansas City, Missouri.
- The company is a development stage alternative energy company that constructs, owns, and operates ethanol plants and acts as a pipeline to end-blenders or refineries.
- The company plans on constructing three 418 million liters per year ethanol production plants in Iowa and Illinois.

Alternative Energy Sources, Inc.™

AENS – Greenfield Development Stage Company

- Initial plan is to build 3 plants, 418 MML per year. Operable late summer 2008.
- Use management expertise to participate in expected industry roll-up.
- Public company experience and stock facilitates M&A.

What are the AENS Competitive Advantages?

- *Significant Economies of Scale*
- *Unit Train Economics*
- *Comprehensive Risk Management*
- *Low Cost Production Leader*
- *Industry Specific Management Team*

Alternative Energy Sources, Inc.™

AENS Key Differentiator: *Risk Management of Commodity Prices*

- **The AENS Management Team has unique expertise in the use of futures, options, cash contracts and derivatives of commodity markets.**
  - Proven experience in managing and operating in futures markets as related to agricultural processing assets to purchase low-cost feedstock.
  - Critical understanding of commodity-driven maize inputs and other raw commodities such as DDG's.

Alternative Energy Sources, Inc.®

AENS Key Differentiator: *Economies of Scale*

- **The size of the three proposed plants producing a total of 1,254 MML of ethanol annually will drive significant economies of scale**
  - Rail car usage and contract leverage over rail providers will yield significant benefits per year.
  - Identical plant designs will add to cost efficiencies for maintenance and repair.
- **Location and distribution efficiencies**
  - Ideal for maize origination and transportation arbitrage.
- **By-product production will optimize revenue generation**
  - Unit train capabilities extend reach to demand driven markets.
  - Vertically integrated sales to the end-user.

Alternative Energy Sources, Inc.

AENS Key Differentiator:
Unit Train Economics

- **Using unit train economics gives AENS unprecedented industry equipment turn time and cost savings of approximately $3 to $5 million annually.**
  - AENS leadership has extensive experience in negotiating railroad contracts of more than $1.4 billion in rail freight bills.
  - Load/Unload times substantially reduced for all outputs - ethanol and DDGs.
  - Lower rail car fleet investment with unit trains due to quicker turn times.

Alternative Energy Sources, Inc.

AENS Key Differentiator: *Lowest Cost Producer*

- **Goal of achieving the industry moniker of being known as the "better, faster, cheaper" ethanol producer capturing more than 5% market share through:**
  - Strategically located origin plants to reduce maize costs and increase EBITDA.
  - Leveraging forward margin strategies through hedging and risk management of feedstocks and outputs.
  - Creating market arbitrage opportunities for ethanol.
  - Utilizing Chicago Board of Trade delivery for maize and ethanol.
  - Optimizing carrying charges and storage capacity.

Alternative Energy Sources, Inc.™

AENS Key Differentiator: *Unparalleled Experience of Management Team*

- **The AENS management team holds in-depth knowledge and experience for managing and growing the company**
  - More than 70 years of collective experience in the industry.
  - Experience in managing more than $3 billion in operating fermentation assets while at Archer Daniels Midland (ADM).
  - Expertise in hedging and commodity management to **directly** drive EBITDA growth.
  - Capitalize on ADM best practices and apply them in an entrepreneurial fashion to the size and scale of the AENSI model.

Alternative Energy Sources, Inc.

Milestones:

June 20 – Mark Beemer and Lee Blank form Alternative Energy Sources, Inc. through a reverse merger of Beemer Energy LLC into AENS, with a startup capitalization of $12 million.

August 17 – John J. Holland is appointed Executive Vice President and CFO.

Alternative Energy Sources, Inc.

September 14 – John A. Ward is appointed Executive Vice President and Director of Operations.

September 25 – J.B. Voss is appointed Vice President of Business Development.

October 4 – Verlin Friedly is named Director of Engineering / Grain and Logistics.

Alternative Energy Sources, Inc.

October 20 – The third Greenfield Sites is selected. 418 million liter ethanol plants will be located in:

Ogden, IA

Kankakee, IL

Greenville, IL

October 26-28 – Beemer, Blank, Holland and Ward appear at Rohstoffmesse, an investors' resource conference in Frankfurt, Germany.

November 28 – AENS requests the Illinois Finance Authority issue an inducement letter to enable AENS to issue up to $50 million in tax-exempt bonds for the proposed Kankakee plant.

Alternative Energy Sources, Inc.

December 7 – AENS selected Delta-T Corp. as the ethanol process technology provider for the proposes ethanol plants.

January 7 – AENS is awarded grant money totaling approximately $1 million pushing forward the company's plans to build its proposed 418 million liter ethanol plants in Kankakee, IL, and near Ogden, IA.

January 16 – The Board of Directors is completed.

Independent Directors include:

Mike Espy, former Secretary of the U.S. Department of Agriculture.

John McNamara, former Global President of Archer Daniels Midland.

W. Gordon Snyder, former President of sales and marketing at American Century Investments.

James L. Spigarelli, Ph.D., President and Chief Executive officer of Midwest Research Institute.

Douglas D. Wilner, an energy executive with 25 years' experience in the power and energy business, including biofuels.

Alternative Energy Sources, Inc.

January 25 – The Bloomberg "Money & Politics" TV program features an interview of Mark Beemer in response to the State of the Union Address. He gives his perspective on President Bush's proposals to increase the use of biofuels in order to decrease dependency on foreign oil.

February 7-8 – AENS given inducement letter from Iowa Finance Authority to enable AENS to issue up to $47 MM in tax exempt bonds for the proposed Ogden Plant.

Alternative Energy Sources, Inc.

February 8 – Board of Directors approve annual shareholder's meeting on May 10, 2007. The board also votes to change the title of Mark Beemer to CEO and chairman of the board and to change the title of Lee Blank to President and COO.

February 12 – AENS Received notice that the PIPE was effective and tradeable.

February 14 – AENS announces the selection of The Courtney Group LLC, an investment banking firm, as AENS's financial adviser to raise capital for 3 plants.

February 28 – Boone County Board of Supervisors approves rezoning 625 acres for agricultural business. (Ogden, IA)

Questions

Alternative Energy Sources, Inc.

www.aensi.com

Contact Information:
Phone 816-842-3835
(FUEL)
Toll Free 866-496-3835
(FUEL)
Fax 816-842-3836

J.B. Voss
voss@aensi.com
Cell: 816-510-2299

Mark Beemer
beemer@aensi.com
Cell: 816-225-5455

Lee Blank
blank@aensi.com
Cell 816-401-1221